News Release


UNISYS


Media Contacts:
Elizabeth Douglass, 215-986-6583 elizabeth.douglass@unisys.com
Jacqueline Lewis, 215-986-5204 jacqueline.lewis@unisys.com

Investor Contact:
Jim Kerr, 215-986-5795 jim.kerr@unisys.com


UNISYS MEETS EARNINGS GUIDANCE FOR THIRD QUARTER 2004; COMPANY REPORTS STRONG ORDER GROWTH AND REAFFIRMS EARNINGS GUIDANCE FOR FULL YEAR 2004

BLUE BELL, Pa., October 14, 2004 - Unisys Corporation (NYSE: UIS) today reported third-quarter 2004 net income of $25.2 million, or 7 cents per diluted share, compared with third-quarter 2003 net income of $56.2 million, or 17 cents per diluted share. Revenue for the third quarter of 2004 was flat at $1.45 billion compared with the year-ago quarter. Currency had a 3 percentage-point positive impact on the company's revenue in the third quarter, reflecting a weak U.S. dollar against most major currencies worldwide.

The third-quarter 2004 results included pre-tax pension expense of $23.5 million compared with pre-tax pension income of $8.5 million in the prior-year quarter. Excluding the effect of pension accounting in both periods, net income for the third quarter of 2004 was $41.1 million, or 12 cents per diluted share, compared with net income of $50.5 million, or 15 cents per diluted share, in the year-ago period.

The third-quarter 2004 results also included a previously announced net benefit of $8.2 million, or 2 cents per diluted share, from the items below:

* During the quarter the U.S. Congressional Joint Committee on Taxation approved an income tax refund to Unisys related to the settlement of tax audit issues dating to the mid 1980s. The refund, including interest, totals approximately $40 million. After payment of related state taxes, Unisys expects a net cash refund of approximately $30 million by the end of 2004 or in early 2005. As a result of the resolution of these audit issues, the company recorded favorable adjustments to its existing tax liability reserves, which resulted in a tax benefit of $68.2 million, or 20 cents per diluted share, to net income in the third quarter of 2004.

* As part of its ongoing efforts to reduce its cost base and enhance its administrative efficiency, on September 30, 2004 Unisys consolidated facility space and committed to a reduction in global headcount of about 1,400 employees, primarily in general and administrative areas. These actions resulted in a pre-tax charge to earnings of $82.0 million ($60.0 million after tax), or 18 cents per diluted share, in the third quarter of 2004. The pre-tax charge impacted the following statement of income classifications (in millions of dollars):

             Cost of revenue                                $28.1
             SG&A                                            50.2
             R&D                                              8.4
                                                              ---
                 Operating income                            86.7
             Less other income (expense), net                 4.7
                                                              ---
                 Pre-tax income                              82.0

The income recorded in other income (expense), net, relates to minority interests.

COMMENTS FROM CHAIRMAN AND CEO LARRY WEINBACH
"After a tough second quarter, we regained our momentum and achieved our financial targets for the third quarter," said Unisys Chairman and CEO Lawrence
A. Weinbach. "I was particularly encouraged by our strong double-digit order growth in the quarter, driven by a number of contract signings in outsourcing and infrastructure services. We also saw strong growth in consulting and systems integration revenue and in our ES7000 server sales. In fact, this was the highest revenue quarter for our ES7000 servers in the history of the program.

"We took a number of actions in the third quarter to enhance our success in the marketplace and drive profitable revenue growth. We have implemented integrated sales and marketing programs to ensure clients and prospects are aware of the full 'one Unisys' portfolio of services and solutions. We are focusing more resources on key accounts, market segments and geographies where we have the greatest opportunity to win market share. We also are being more aggressive in bringing Unisys solutions to market. During the quarter, for instance, we launched the Unisys Global Visible Commerce family of solutions to help organizations build secure, flexible supply chains. In our technology business, we introduced new Linux-based offerings for the ES7000 family - opening us to a fast-growing market that complements our existing Windows-based ES7000 program.

"We also continue our ongoing efforts to reduce costs and enhance efficiency," Weinbach said. "During the quarter we initiated actions to reduce expenses by consolidating facility space and reducing global headcount by about 1,400 employees, primarily in general and administrative areas. The company expects these actions will yield approximately $70 million of annualized cost savings on a run-rate basis by the end of 2005. These cost actions, and our enhanced sales and marketing efforts, will position us well for 2005."

THIRD-QUARTER COMPANY HIGHLIGHTS
Overall orders showed strong double-digit growth in the quarter. Services orders showed substantial growth, driven by outsourcing and infrastructure services, while technology orders declined.

On a geographic basis, U.S. revenue declined 4% to $655 million. Revenue in international markets increased 3% in the quarter to $791 million, driven by growth in Europe, the South Pacific, and Japan.

The company posted an operating loss of $38.0 million in the third quarter of 2004, compared with operating income of $105.9 million in the year-ago quarter. The principal reasons for the decline were:

* The charge related to the cost reduction actions to reduce headcount and consolidate facilities

* Pension expense in the third quarter of 2004 compared to pension income in the third quarter of 2003

* Lower margins in the company's outsourcing business

THIRD-QUARTER BUSINESS SEGMENT HIGHLIGHTS
Unisys has a long-standing policy to evaluate business segment performance on operating income exclusive of restructuring charges and unusual and nonrecurring items. Therefore, the comparisons below exclude the cost reduction item discussed above.

Customer revenue in the company's services segment grew 2% in the third quarter of 2004 compared with the year-ago period, as growth in consulting and systems integration and outsourcing offset revenue declines in infrastructure services and core maintenance. Excluding the impact of pension accounting in both periods, services gross profit margin declined to 17.6% from 19.7% a year ago, while services operating margin declined to 1.6% compared with 3.5% a year ago. The services margin declines in the quarter were driven by lower margins in the outsourcing business principally due to modifications of two contracts. On a reported basis, gross profit margin in the services business declined to 16.2% from 19.8% a year ago, while the services operating margin was (0.2%) compared with 3.9% a year ago.

Customer revenue in the company's technology segment declined 8% in the third quarter, driven by double-digit declines in specialized technology sales. Enterprise server sales were flat compared to the year-ago quarter as strong double-digit growth in Intel-based ES7000 servers offset a slight revenue decline in ClearPath sales. Excluding the impact of pension accounting in both periods, technology gross margin declined to 51.1% in the third quarter of 2004 from 52.9% in the year-ago quarter. Technology operating margin excluding pension accounting declined to 14.7%, compared with 15.3% in the year-ago period. On a reported basis, technology gross margin declined to 51.0% from 53.1% a year ago, and technology operating margin declined to 13.9% from 16.5% a year ago.

CASH FLOW HIGHLIGHTS
Unisys used $1 million of cash from operations in the third quarter of 2004 compared with operational cash flow of $114 million in the year-ago quarter.
The change in operational cash flow year-over-year was primarily driven by lower customer prepayments in the third quarter of 2004 compared with the prior-year period. Capital expenditures in the third quarter of 2004 were $77 million, including $58 million invested in revenue-generating projects. Unisys ended the quarter with $574 million of cash on hand.

YEAR-TO-DATE RESULTS
For the nine months ended September 30, 2004 Unisys reported net income of $73.5 million, or 22 cents per diluted share, compared with net income of $147.2 million, or 44 cents per diluted share, in the year-ago period. As mentioned above, net income for the nine months ended September 30, 2004 includes income of $8.2 million, or 2 cents per diluted share, related to the tax refund and cost reduction items. Excluding the impact of pension accounting in both periods, the company reported net income of $121.4 million, or 36 cents per diluted share, for the first nine months of 2004 compared with $131.9 million, or 40 cents per diluted share, in the year-ago period. Revenue for the first nine months of 2004 was $4.30 billion compared with $4.27 billion in the first nine months of 2003.

BUSINESS OUTLOOK
"We expect to close out 2004 with strong earnings in our fourth quarter," Weinbach said. "This would enable us to achieve our previously stated guidance of full-year 2004 earnings per share, excluding the impact of pension accounting, in the 68-72 cents range on flat to low single-digit revenue growth."

CONFERENCE CALL
Unisys will hold a conference call today at 8:15 a.m. Eastern Time to discuss its results. The listen-only Webcast, as well as the accompanying presentation materials, can be accessed via a link on the Unisys Investor Web site at www.unisys.com/investor. Following the call, an audio replay of the Webcast, and accompanying presentation materials, can be accessed through the same link.

ABOUT UNISYS
Unisys is a worldwide information technology services and solutions company. Our people combine expertise in consulting, systems integration, outsourcing, infrastructure and server technology with precision thinking and relentless execution to help clients, in more than 100 countries, quickly and efficiently achieve competitive advantage. For more information, visit www.unisys.com.

FORWARD-LOOKING STATEMENTS
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements in this release concerning the anticipated cost savings associated with headcount reductions are subject to the risk that the company may not implement the reductions as quickly or as fully as currently planned. In addition, statements in this release regarding the company's financial outlook are based in part on the company's assumptions for the economy. Risks and uncertainties that could affect the company's future results include general economic and business conditions, the effects of aggressive competition in the information services and technology markets on the company's revenues, pricing and margins and on the competitiveness of its product and services offerings, the level of demand for the company's products and services and the company's ability to anticipate and respond to changes in technology and customer preferences, the company's ability to grow and execute outsourcing and infrastructure services, the company's ability to drive profitable growth in consulting and systems integration, the degree of market acceptance of the company's high-end enterprise servers, the company's ability to maintain tight cost controls, the risks of doing business internationally and the potential for infringement claims to be asserted against the company or its clients. Additional discussion of these and other factors that could affect Unisys future results is contained in its periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements.


PRESENTATION OF INFORMATION IN THIS PRESS RELEASE
This release presents information that excludes pension income/expense. This financial measure is considered non-GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles. A reconciliation of this non-GAAP measure to the most directly comparable GAAP measure, as well as disclosure of the reasons why the company uses this measure, is included in the financial information accompanying this release.


###
RELEASE NO: 1014/8455 (See accompanying financial information) http://www.unisys.com/about__unisys/news_a_events/10148455.htm

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.

                        UNISYS CORPORATION
                 CONSOLIDATED STATEMENTS OF INCOME
                 (Millions, except per share data)

                             Three Months         Nine Months
                          Ended September 30   Ended September 30
                          ------------------   ------------------
                            2004      2003       2004      2003
                          --------  --------   --------  --------
Revenue
  Services                $1,147.1  $1,124.3   $3,470.9  $3,394.7
  Technology                 298.6     325.4      825.8     878.9
                          --------  --------   --------  --------
                           1,445.7   1,449.7    4,296.7   4,273.6
Costs and expenses
  Cost of revenue:
    Services                 965.7     886.1    2,821.6   2,675.4
    Technology               139.0     138.5      375.5     393.9
                          --------  --------   --------  --------
                           1,104.7   1,024.6    3,197.1   3,069.3
  Selling, general and
    administrative           303.7     251.0      837.8     737.1
  Research and development    75.3      68.2      218.1     198.7
                          --------  --------   --------  --------
                           1,483.7   1,343.8    4,253.0   4,005.1
                          --------  --------   --------  --------
Operating income (loss)      (38.0)    105.9       43.7     268.5

Interest expense              16.2      17.2       51.4      51.3
Other income
 (expense), net               (3.0)     (4.7)      21.6       2.5
                          --------  --------   --------  --------
Income (loss) before
 income taxes                (57.2)     84.0       13.9     219.7
Provision (benefit) for
 income taxes                (82.4)     27.8      (59.6)     72.5
                          --------  --------   --------  --------
Net income                   $25.2     $56.2      $73.5    $147.2
                          ========  ========   ========  ========
Earnings per share
Basic                       $  .08    $  .17     $  .22    $  .45
                          ========  ========   ========  ========
Diluted                     $  .07    $  .17     $  .22    $  .44
                          ========  ========   ========  ========
Shares used in the per share
  computations (thousands):
  Basic                    335,576   330,033    334,236   328,675
                          ========  ========   ========  ========
  Diluted                  337,362   333,979    338,059   331,317
                          ========  ========   ========  ========

                        UNISYS CORPORATION
                          SEGMENT RESULTS
                             (Millions)

                                 Elimi-
                       Total     nations    Services* Technology*
                      --------   --------   --------  ----------
Three Months Ended
September 30, 2004
------------------
Customer revenue      $1,445.7              $1,147.1      $298.6
Intersegment                       ($63.6)       5.2        58.4
                      --------   --------   --------    --------
Total revenue         $1,445.7     ($63.6)  $1,152.3      $357.0
                      ========   ========   ========    ========

Gross profit percent     23.6%                 16.2%       51.0%
                      ========              ========    ========
Operating profit
  (loss) percent         (2.6%)                (0.2%)      13.9%
                      ========              ========    ========
Three Months Ended
September 30, 2003
------------------
Customer revenue      $1,449.7              $1,124.3      $325.4
Intersegment                       ($66.4)       7.3        59.1
                      --------   --------   --------    --------
Total revenue         $1,449.7     ($66.4)  $1,131.6      $384.5
                      ========   ========   ========    ========

Gross profit percent     29.3%                 19.8%       53.1%
                      ========              ========    ========
Operating profit
  percent                 7.3%                  3.9%       16.5%
                      ========              ========    ========

Nine Months Ended
September 30, 2004
------------------
Customer revenue      $4,296.7              $3,470.9      $825.8
Intersegment                      ($166.6)      14.5       152.1
                      --------   --------   --------    --------
Total revenue         $4,296.7    ($166.6)  $3,485.4      $977.9
                      ========   ========   ========    ========

Gross profit percent     25.6%                 17.9%       50.7%
                      ========              ========    ========
Operating profit
  percent                 1.0%                  1.0%        9.6%
                      ========              ========    ========
Nine Months Ended
September 30, 2003
------------------
Customer revenue      $4,273.6              $3,394.7      $878.9
Intersegment                      ($225.6)      19.2       206.4
                      --------   --------   --------    --------
Total revenue         $4,273.6    ($225.6)  $3,413.9    $1,085.3
                      ========   ========   ========    ========

Gross profit percent     28.2%                 19.5%       50.0%
                      ========              ========    ========
Operating profit
  percent                 6.3%                  4.2%       12.0%
                      ========              ========    ========

* 2004 results exclude charges for cost reductions and related actions as announced on October 6, 2004

                        UNISYS CORPORATION
                   CONSOLIDATED BALANCE SHEETS
                            (Millions)

                                       September 30, December 31,
                                           2004         2003
                                        ----------   ----------
Assets
Current assets
 Cash and cash equivalents                  $573.7       $635.9
 Accounts and notes receivable, net          962.0      1,027.8
 Inventories
   Parts and finished equipment              102.2        121.7
   Work in process and materials             117.7        116.9
 Deferred income taxes                       295.0        270.0
 Other current assets                        104.9         85.7
                                        ----------   ----------
 Total                                     2,155.5      2,258.0
                                        ----------   ----------
Properties                                 1,364.9      1,352.7
 Less accumulated depreciation
   and amortization                          952.5        928.5
                                        ----------   ----------
 Properties, net                             412.4        424.2
                                        ----------   ----------
Outsourcing assets, net                      510.9        477.5
Marketable software, net                     341.3        332.2
Investments at equity                        166.4        153.3
Prepaid pension cost                          49.2         55.5
Deferred income taxes                      1,385.7      1,384.6
Goodwill                                     185.3        177.5
Other long-term assets                       203.5        211.8
                                        ----------   ----------
 Total                                    $5,410.2     $5,474.6
                                        ==========   ==========
Liabilities and stockholders' equity
Current liabilities
 Notes payable                               $20.0        $17.7
 Current maturities of long-term debt        150.8          2.2
 Accounts payable                            392.6        513.8
 Other accrued liabilities                 1,233.5      1,305.7
 Income taxes payable                        153.5        214.1
                                        ----------   ----------
 Total                                     1,950.4      2,053.5
                                        ----------   ----------
Long-term debt                               899.5      1,048.3
Accrued pension liabilities                  471.6        433.6
Other long-term liabilities                  551.1        544.0
Stockholders' equity
 Common stock                                  3.4          3.3
 Accumulated deficit                        (341.3)      (414.8)
 Other capital                             3,869.4      3,818.6
 Accumulated other comprehensive loss     (1,993.9)    (2,011.9)
                                        ----------   ----------
 Stockholders' equity                      1,537.6      1,395.2
                                        ----------   ----------
 Total                                    $5,410.2     $5,474.6
                                        ==========   ==========

                        UNISYS CORPORATION
               CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Millions)

                                              Nine Months Ended
                                                September 30
                                             ------------------
                                               2004       2003
                                             -------    -------
Cash flows from operating activities
Net income                                     $73.5     $147.2
Add (deduct) items to reconcile
 net income to net cash provided
 by operating activities:
Depreciation and amortization
 of properties and outsourcing assets          181.7      154.9
Amortization of marketable software             96.6       92.2
(Increase) in deferred income
 taxes, net                                    (25.3)      (2.5)
Decrease (increase) in receivables, net         97.2      (32.3)
Decrease in inventories                         19.1       43.0
(Decrease) in accounts payable and
 other accrued liabilities                    (207.5)    (192.8)
(Decrease) increase in income
 taxes payable                                 (52.6)      19.8
Increase (decrease) in other liabilities        19.8      (44.0)
(Increase) in other assets                     (34.0)     (29.9)
Other                                           44.7        6.5
                                             -------    -------
Net cash provided by operating activities      213.2      162.1
                                             -------    -------
Cash flows from investing activities
 Proceeds from investments                   4,423.4    3,626.1
 Purchases of investments                   (4,427.4)  (3,663.2)
 Investment in marketable software             (88.8)    (109.4)
 Capital additions of properties
   and outsourcing assets                     (192.4)    (177.9)
 Purchases of businesses                       (18.6)      (2.0)
                                             -------    -------
Net cash used for investing activities        (303.8)    (326.4)
                                             -------    -------
Cash flows from financing activities
 Net reduction in short-term borrowings         (1.0)     (57.0)
 Proceeds from employee stock plans             30.9       21.0
 Payments of long-term debt                     (2.3)      (3.8)
 Proceeds from issuance of long-term debt                 293.3
                                             -------    -------
Net cash provided by financing activities       27.6      253.5
                                             -------    -------
Effect of exchange rate changes on cash
 and cash equivalents                             .8       11.7
                                             -------    -------
Increase (decrease) in cash and
 cash equivalents                              (62.2)     100.9
Cash and cash equivalents, beginning of
 period                                        635.9      301.8
                                             -------    -------
Cash and cash equivalents, end of period      $573.7     $402.7
                                             =======    =======

Reconciliation of GAAP to Non-GAAP
Financial Information

The preceding release presents information with and without pension expense or income. Unisys believes that this information will enhance an overall understanding of its financial performance due to the significant change in pension expense or income from period to period and the non-operational nature of pension expense or income. The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                        UNISYS CORPORATION
                RECONCILIATION OF GAAP TO NON-GAAP
                CONSOLIDATED STATEMENTS OF INCOME
                (Millions, except per share data)

                                        Three Months Ended
                                        September 30, 2004
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $1,445.7            $1,445.7

Costs and expenses
  Cost of revenue                   1,104.7    ($17.1)  1,087.6
  Selling, general and
    administrative                    303.7      (4.4)    299.3
  Research and development             75.3      (2.0)     73.3
                                   --------  --------  --------
                                    1,483.7     (23.5)  1,460.2
                                   --------  --------  --------
Operating income (loss)               (38.0)     23.5     (14.5)

Interest expense                       16.2                16.2
Other income
 (expense), net                        (3.0)               (3.0)
                                   --------  --------  --------
Income (loss) before
 income taxes                         (57.2)     23.5     (33.7)
Provision (benefit) for
 income taxes                         (82.4)      7.6     (74.8)
                                   --------  --------  --------
Net income                            $25.2     $15.9     $41.1
                                   ========  ========  ========
Diluted earnings per share           $  .07    $  .05    $  .12
                                   ========  ========  ========

                                        Three Months Ended
                                        September 30, 2003
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported   Income    Income
                                   --------  --------  --------
Revenue                            $1,449.7            $1,449.7

Costs and expenses
  Cost of revenue                   1,024.6      $1.7   1,026.3
  Selling, general and
    administrative                    251.0       3.2     254.2
  Research and development             68.2       3.6      71.8
                                   --------  --------  --------
                                    1,343.8       8.5   1,352.3
                                   --------  --------  --------
Operating income                      105.9      (8.5)     97.4

Interest expense                       17.2                17.2
Other income
 (expense), net                        (4.7)               (4.7)
                                   --------  --------  --------
Income before income taxes             84.0      (8.5)     75.5
Provision for income taxes             27.8      (2.8)     25.0
                                   --------  --------  --------
Net income                            $56.2     ($5.7)    $50.5
                                   ========  ========  ========
Diluted earnings per share           $  .17   ($  .02)   $  .15
                                   ========  ========  ========

                        UNISYS CORPORATION
                RECONCILIATION OF GAAP TO NON-GAAP
                CONSOLIDATED STATEMENTS OF INCOME
                (Millions, except per share data)

                                        Nine Months Ended
                                        September 30, 2004
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported  Expense   Expense
                                   --------  --------  --------
Revenue                            $4,296.7            $4,296.7

Costs and expenses
  Cost of revenue                   3,197.1    ($50.4)  3,146.7
  Selling, general and
    administrative                    837.8     (14.1)    823.7
  Research and development            218.1      (6.0)    212.1
                                   --------  --------  --------
                                    4,253.0     (70.5)  4,182.5
                                   --------  --------  --------
Operating income                       43.7      70.5     114.2

Interest expense                       51.4                51.4
Other income
 (expense), net                        21.6                21.6
                                   --------  --------  --------
Income before income taxes             13.9      70.5      84.4
Provision (benefit) for
 income taxes                         (59.6)     22.6     (37.0)
                                   --------  --------  --------
Net income                            $73.5     $47.9    $121.4
                                   ========  ========  ========
Diluted earnings per share           $  .22    $  .14    $  .36
                                   ========  ========  ========

                                        Nine Months Ended
                                        September 30, 2003
                                   ----------------------------
                                   US GAAP     Less    Without
                                      as     Pension   Pension
                                   Reported   Income    Income
                                   --------  --------  --------
Revenue                            $4,273.6            $4,273.6

Costs and expenses
  Cost of revenue                   3,069.3      $4.4   3,073.7
  Selling, general and
    administrative                    737.1       7.6     744.7
  Research and development            198.7      10.8     209.5
                                   --------  --------  --------
                                    4,005.1      22.8   4,027.9
                                   --------  --------  --------
Operating income                      268.5     (22.8)    245.7

Interest expense                       51.3                51.3
Other income
 (expense), net                         2.5                 2.5
                                   --------  --------  --------
Income before income taxes            219.7     (22.8)    196.9
Provision for income taxes             72.5      (7.5)     65.0
                                   --------  --------  --------
Net income                           $147.2    ($15.3)   $131.9
                                   ========  ========  ========
Diluted earnings per share           $  .44   ($  .04)   $  .40
                                   ========  ========  ========

                        UNISYS CORPORATION
                 RECONCILIATION OF GAAP TO NON-GAAP
                   SEGMENT RESULTS OF OPERATIONS
                            (Millions)

                                  Three Months Ended
                                  September 30, 2004
                              ---------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Expense  Expense
                              --------  -------- --------
Services Segment *
  Total revenue               $1,152.3           $1,152.3
  Gross profit                   186.2   ($16.7)    202.9
   % of revenue                   16.2%              17.6%
  Operating income (loss)         (2.2)   (20.6)     18.4
   % of revenue                   -0.2%               1.6%

Technology Segment *
  Total revenue                  357.0              357.0
  Gross profit                   182.0     (0.4)    182.4
   % of revenue                   51.0%              51.1%
  Operating income                49.7     (2.9)     52.6
   % of revenue                   13.9%              14.7%

Total Company
  Total revenue                1,445.7            1,445.7
  Gross profit                   341.0    (17.1)    358.1
   % of revenue                   23.6%              24.8%
  Operating income (loss)        (38.0)   (23.5)    (14.5)
   % of revenue                   -2.6%              -1.0%

                                  Three Months Ended
                                  September 30, 2003
                              ---------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Income    Income
                              --------  -------- --------
Services Segment
  Total revenue               $1,131.6           $1,131.6
  Gross profit                   224.0     $1.0     223.0
   % of revenue                   19.8%              19.7%
  Operating income                43.8      3.9      39.9
   % of revenue                    3.9%               3.5%

Technology Segment
  Total revenue                  384.5              384.5
  Gross profit                   204.0      0.7     203.3
   % of revenue                   53.1%              52.9%
  Operating income                63.4      4.6      58.8
   % of revenue                   16.5%              15.3%

Total Company
  Total revenue                1,449.7            1,449.7
  Gross profit                   425.1      1.7     423.4
   % of revenue                   29.3%              29.2%
  Operating income               105.9      8.5      97.4
   % of revenue                    7.3%               6.7%

* 2004 results exclude charges for cost reductions and related actions as announced on October 6, 2004

                        UNISYS CORPORATION
                 RECONCILIATION OF GAAP TO NON-GAAP
                   SEGMENT RESULTS OF OPERATIONS
                            (Millions)

                                  Nine Months Ended
                                  September 30, 2004
                              ---------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Expense  Expense
                              --------  -------- --------
Services Segment *
  Total revenue               $3,485.4           $3,485.4
  Gross profit                   624.0   ($49.3)    673.3
   % of revenue                   17.9%              19.3%
  Operating income                35.2    (61.0)     96.2
   % of revenue                    1.0%               2.8%

Technology Segment *
  Total revenue                  977.9              977.9
  Gross profit                   496.2     (1.1)    497.3
   % of revenue                   50.7%              50.9%
  Operating income                94.0     (9.5)    103.5
   % of revenue                    9.6%              10.6%

Total Company
  Total revenue                4,296.7            4,296.7
  Gross profit                 1,099.6    (50.4)  1,150.0
   % of revenue                   25.6%              26.8%
  Operating income                43.7    (70.5)    114.2
   % of revenue                    1.0%               2.7%

                                  Nine Months Ended
                                  September 30, 2003
                              ---------------------------
                                         Less    Without
                                 As     Pension  Pension
                              Reported  Income    Income
                              --------  -------- --------
Services Segment
  Total revenue               $3,413.9           $3,413.9
  Gross profit                   666.9     $1.7     665.2
   % of revenue                   19.5%              19.5%
  Operating income               142.3      9.0     133.3
   % of revenue                    4.2%               3.9%

Technology Segment
  Total revenue                1,085.3            1,085.3
  Gross profit                   542.6      2.7     539.9
   % of revenue                   50.0%              49.7%
  Operating income               129.8     13.8     116.0
   % of revenue                   12.0%              10.7%

Total Company
  Total revenue                4,273.6            4,273.6
  Gross profit                 1,204.3      4.4   1,199.9
   % of revenue                   28.2%              28.1%
  Operating income               268.5     22.8     245.7
   % of revenue                    6.3%               5.7%

* 2004 results exclude charges for cost reductions and related actions as announced on October 6, 2004

                        UNISYS CORPORATION
                 RECONCILATION OF GAAP TO NON-GAAP
        FORWARD-LOOKING ESTIMATED DILUTED EARNINGS PER SHARE


                                        Three
                                        Months      Year
                                        Ending     Ending
                                      12/31/2004 12/31/2004
                                      ---------- ----------

Diluted earnings per share-
   on a GAAP basis                       .27-.31    .49-.53

Add back estimated pension expense,
   net of tax                                .05        .19
                                       ---------  ---------
Diluted earnings per share-
   on a NON-GAAP basis
   (excluding pension expense)           .32-.36    .68-.72
                                       =========  =========

NOTE: See section in press release entitled
"Forward-Looking Statements".